Exhibit 99.1

Bradley Pharmaceuticals, Inc. (NYSE: BDY) was founded in 1985 as a specialty pharmaceutical company and markets to niche physician specialties in the U.S. and 38 international markets. Bradley’s success is based upon the strategy of Acquire, Enhance and Grow; Enhancing product acquisitions with improved formulations and effective marketing strategies. Based upon this proven success, the Company is now expanding to a strategy to improve and expand product offerings, strengthen our financial profile, increase alignment with shareholders’ interests and focus intensely on operations. These initiatives underscore the Company’s continuing commitment to build long-term shareholder value. Bradley Pharmaceuticals is comprised of Doak Dermatologics, specializing in therapies for dermatology and podiatry; Kenwood Therapeutics, providing gastroenterology, respiratory and other internal medicine brands; and A. Aarons, which markets authorized generic versions of Doak and Kenwood therapies.

Important announcement:

Please visit Bradley Pharmaceuticals web site at: www.bradpharm.com

Bradley Pharmaceuticals common stock is listed on the NYSE under the symbol BDY.

For Immediate Release	Contact:	Anthony Griffo Investor Relations Bradley Pharmaceuticals, Inc. 973-882-1505, ext. 313

BRADLEY PHARMACEUTICALS RETAINS
SITRICK AND COMPANY AND GEORGESON INC.

Fairfield, NJ—September 6, 2006—Bradley Pharmaceuticals, Inc. (NYSE: BDY) today announced that it has retained Sitrick And Company, a leading financial and transactional public relations firm, and Georgeson Inc., a premiere global provider of proxy solicitation and shareholder response services, to assist the Company in stockholder communications in connection with the Company’s Annual Meeting of Stockholders. Bradley’s Annual Meeting is scheduled for October 26, 2006 at 9:00 am at the offices of Morrison & Foerster LLP, 1290 Avenue of Americas, New York, NY 10104.

“Bradley has announced initiatives that highlight the Company’s existing strategic plan to improve and expand product offerings, strengthen our financial profile, increase alignment with stockholders’ interests and focus intensely on operations, and we want to be sure that this message is delivered,” said Daniel Glassman, Chairman and Chief Executive Officer of Bradley. “Sitrick and Georgeson are leaders in their respective fields and will ensure that these important messages are communicated and understood by everyone.”

Sitrick And Company, headed by Michael S. Sitrick, is a leader in the field of strategic corporate and financial communications. With a client list that includes many of the nation’s largest corporations and highest profile individuals, Sitrick And Company has consistently been named the top strategic public relations firm in the country.

Georgeson Inc., a Computershare Company, is a leading provider of strategic consulting services to corporations and shareholder groups working to influence corporate strategy. Georgeson specializes in complex solicitations such as hostile and friendly acquisitions, proxy fights and takeover defenses.

Additional Information

In connection with its rescheduled 2006 Annual Meeting of Stockholders, Bradley Pharmaceuticals, Inc. will file a notice of annual meeting and proxy statement with the SEC. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF BRADLEY ARE URGED TO READ THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BRADLEY AND THE RESCHEDULED 2006 ANNUAL MEETING OF STOCKHOLDERS. Stockholders can obtain free copies of the notice of annual meeting and proxy statement and other documents filed by Bradley with the SEC, including the white proxy card, when they become available by contacting Bradley at Bradley Pharmaceuticals, Inc., Investor Relations, 383 Route 46 West, Fairfield, NJ 07004-2402, or by telephone at (973) 882-1505, ext. 313. In addition, documents filed with the SEC by Bradley are available free of charge at the SEC’s website at www.sec.gov.

Bradley, its directors, executive officers and other members of management may be deemed to be participants in the solicitation of Bradley’s security holders in connection with its rescheduled 2006 Annual Meeting of Stockholders. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Bradley’s Annual Report on Form 10-K for the year ended December 31, 2005 and its proxy statement when it becomes available.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that Bradley expects, believes or anticipates will or may occur in the future, such as sales and earnings estimates, other predictions of financial performance, timing of payments on indebtedness, launches by Bradley of new products, market acceptance of Bradley’s products and the achievement of initiatives to enhance corporate governance and long-term shareholder value. Forward-looking statements are based on Bradley’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond Bradley’s control. These risks and uncertainties include Bradley’s ability to estimate sales; ability to comply with the restrictive covenants under its credit facility; ability to refinance its credit facility, if necessary; ability to access the capital markets on attractive terms or at all; ability to favorably resolve the pending SEC informal inquiry and file required financial statements with the SEC in a timely manner; remediate its material weaknesses in its internal controls; maintain sales of its products; successfully acquire, develop, integrate, or sell new products, including POLYPHENON(R) E Ointment when and if approved by the FDA and the products incorporating the delivery systems to be developed by Polymer Science; or effectively react to other risks and uncertainties described from time to time in Bradley’s SEC filings, such as fluctuation of quarterly financial results, estimation of product returns, chargebacks, rebates and allowances, concentration of customers, reliance on third party manufacturers and suppliers, litigation or other proceedings (including the pending class action, shareholder derivative lawsuits and controversies or proceedings arising out of a potential proxy contest at our annual meeting), government regulation, stock price volatility and ability to achieve strategic initiatives to enhance long-term shareholder value. Further, Bradley cannot accurately predict the impact on its business of the approval, introduction, or expansion by competitors of generic or therapeutically equivalent or comparable versions of Bradley’s products or of any other competing products. In addition, actual results may differ materially from those projected. Bradley undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact: Michael Sitrick, Seth Faison or Jason Booth of Sitrick And Company, 310-788-2850